EX – 99.1

Balance Sheet of DDi Corp.

October 31, 2003

ACTUAL
(in thousands)
Assets
Current Assets:
Cash and cash equivalents	$2

Total current assets	2

Loan fees, net	5,706

Total other assets	5,706

Total Assets	$5,708

Liabilities and Stockholder’s Equity
Liabilities not Subject to Compromise:
Investment in Subsidiaries	5,520

Total liabilities not subject to compromise	5,520

Liabilities Subject to Compromise	210,639

Total Liabilities	216,159

Stockholder’s Deficit:
Common Stock, Additional Paid in Capital and Other	544,739

Accumulated Deficit	(755,190)

Total stockholders’ deficit	(210,451)

Total Liabilities and Stockholder’s Equity	5,708